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                                                                    Exhibit 23.7

        CONSENT OF HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.


         We hereby consent to the inclusion of our opinion, dated December 30, 2005, to the Special Committees of the Boards of Directors of Triple Crown Media, Inc. and Gray Television, Inc. and the Boards of Directors of Triple Crown Media, Inc. and Gray Television, Inc. as Exhibit 99.1 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-1/S-4 of Triple Crown Media, Inc., as filed with the Securities and Exchange Commission on the date hereof, and to the references to our firm and the opinion in the Registration Statement. In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.

Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

/s/ Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

January 13, 2006